Exhibit 10.7

                        FIRST AMENDMENT OF LOAN AGREEMENT


PARTIES:

         OBIE MEDIA CORPORATION, an Oregon corporation

         OBIE MEDIA LTD., a British Columbia corporation

         PHILBIN & COINE, INC., a New York corporation

         U. S. BANK NATIONAL ASSOCIATION, a national banking association


RECITALS:

         A. On September 1, 1998, the parties entered into a certain Restated and Amended Loan Agreement (the Original Loan Agreement). Except as specifically set forth in this amendment, all capitalized terms have the meanings assigned in the Original Loan Agreement.

         B. No Advances were ever made under the 1998/1999 Construction Loan, and Borrower's right to request Advances under that Loan have expired. Borrower has repaid the Bridge Loan in full with the proceeds of the Secondary Offering. Because the Secondary Offering was successful, Term Loan B was never made by Bank to Borrower.

         C. Borrower desires to borrow from Bank, and Bank is prepared to lend to Borrower, a new Loan in the amount of $4,000,000, on the terms and conditions of this amendment.


AGREEMENTS:

         1. DEFINITIONS.

            0.1. DELETED DEFINITIONS. The following definitions are deleted from the Original Loan Agreement: 1998/1999 Construction Loan, 1998/1999 Construction Note, Bridge Loan, Bridge Note, Term Loan B and Term Note B.

            0.2. REVISED DEFINITIONS. The following definitions in Paragraph 1. of the Original Loan Agreement are revised to read as follows:

                 a. "Advance" means any one or more of the loans made by Bank to Borrower pursuant to the Revolving Loan, Term Loan A, the MO Partners Loan or Bridge Loan 2.

                 b. "Loan" means one or more of the Revolving Loan, Term Loan A, the MO Partners Loan and Bridge Loan 2.


Page 1-FIRST AMENDMENT OF LOAN AGREEMENT

                 c. "Note" means one or more of the Revolving Note, Term Note A, the MO Partners Note and Bridge Note 2.

            0.3. NEW DEFINITIONS. As used in the Agreement, the following terms have the following meanings:

            a. "Bridge Loan 2" means the Loan described in Paragraph 3. of this amendment.

            b. "Bridge Note 2" means any promissory note evidencing Bridge Loan 2, any promissory note substituted for one or more of them, and any document evidencing a renewal, extension or modification of one or more of them.

         1. TERMINATED LOANS. The following paragraphs of the Original Loan Agreement are deleted in their entirety: Paragraph 4., 1998/1999 Construction Loan; Paragraph 5., Conversion to Term Loan; Paragraph 7., Bridge Loan; and Paragraph 8., Term Loan B. Borrower acknowledges that the termination of those loans does not affect Bank's right to retain fees previously paid by Borrower for those loans.

         2. BRIDGE LOAN 2.

            2.1. MAXIMUM AMOUNT. Subject to the terms and conditions of this Agreement, Bank, at its option, may make Advances to Borrower from time to time through January 15, 2000, in an aggregate principal amount not to exceed Four Million Dollars ($4,000,000).

            2.2. REQUESTS FOR ADVANCES. Whenever Borrower desires to request an Advance, Borrower shall give Bank notice thereof in accordance with the Bridge
Note 2.

            2.3. PURPOSE OF ADVANCES. Borrower shall use the proceeds of Advances for the following purposes:

                  a. To purchase of approximately 200 billboards in Montana, Wyoming, Nebraska, South Dakota and Idaho from JCW Corporation, for a purchase price of approximately Two Million Four Hundred Twenty-Five Thousand Dollars ($2,425,000), of which One Hundred Thousand Dollars ($100,000) has already been paid.


                  b. As a payment upon the Revolving Loan to repay an Advance previously made to purchase approximately 117 billboards in Montana from Sign Products, Inc., for a purchase price of approximately One Million Four Hundred Fifty-Six Thousand Dollars ($1,456,000).

Page 2-FIRST AMENDMENT OF LOAN AGREEMENT

                  c. The remaining balance of approximately One Hundred Nineteen Thousand Dollars ($119,000) may be used by Borrower for working capital.

            2.4. REPRESENTATION AND WARRANTY. Each request by Borrower for an Advance shall be deemed to be Borrower's representation and warranty that no Event of Default, or event which, with notice or lapse of time, or both, would be an Event of Default, has occurred or will occur as a result of making the Advance.

            2.5. BRIDGE NOTE 2. Bridge Loan 2 shall be subject to all of the terms and conditions of Bridge Note 2 and the Agreement.

            2.6. PRIME AND/OR LIBOR BORROWING RATES.

                  a. LIBOR BORROWING RATE. Borrower may elect from time to time to have portions of the Principal Balance of Bridge Loan 2 accrue interest at a LIBOR Borrowing Rate on the terms and conditions of Paragraph 9 of the Original Loan Agreement.

                  b. PRIME BORROWING RATE. Except for portions of the Principal Balance of Bridge Loan 2 that are accruing interest at a LIBOR Borrowing Rate, Borrower shall pay interest on the Principal Balance of Bridge Loan 2 at a variable interest rate equal to the Prime Rate plus one-half of one percent (0.5%). The interest rate shall be adjusted without notice effective on each day the Prime Rate changes.

                  c. DEFAULT INTEREST RATE. Notwithstanding anything in the Agreement to the contrary, upon the occurrence of an Event of Default, the Prime Borrowing Rate Amount of Bridge Loan 2 shall thereafter accrue interest at a variable interest rate equal to the Prime Rate plus five and one-half percent (5.5%), and each outstanding LIBOR Borrowing Rate Amount shall accrue interest at a LIBOR Borrowing Rate equal to the LIBOR Rate previously determined by Bank for the LIBOR Borrowing Rate Amount plus seven percent (7%).

                  d. PAYMENT OF INTEREST. Borrower shall pay accrued interest on the fifteenth (15th) day of the first calendar month following the first Advance under Bridge Loan 2 and on the fifteenth (15th) day of every calendar month thereafter prior to Maturity, and at Maturity. In addition, with respect to all LIBOR Borrowing Rate Amounts, accrued interest shall be paid on the last day of the applicable LIBOR Interest Period.

                  e. COMPUTATION OF INTEREST. All interest will be computed at the applicable rate based on a three hundred sixty (360) day year and applied to the actual number of days lapsed.

            2.7. PAYMENT OF PRINCIPAL. The Principal Balance of Bridge Loan 2 shall be due and payable on July 3, 2000.

Page 3-FIRST AMENDMENT OF LOAN AGREEMENT

            2.8. PREPAYMENT. Subject to Paragraph 3.9 of this amendment, prepayment may be made in whole or in part at any time. All prepayments shall be applied first to the Prime Borrowing Rate Amount and then to any LIBOR Borrowing Rate Amounts (in such order as Bank may determine in Bank's absolute discretion), and then to accrued interest.

            2.9. PREPAYMENT PREMIUM. Upon payment of all or any portion of Bridge Loan 2 on a date other than the regularly scheduled due date for payment, including, without limitation, voluntary prepayment or repayment upon acceleration following an Event of Default, Borrower shall pay to Bank on demand, with respect to all LIBOR Borrowing Rate Amounts, a yield maintenance charge calculated in accordance with Exhibit A of the Original Loan Agreement.

            2.10. FEE. Contemporaneously with the execution of this amendment, Borrower shall pay to Bank a fee for Bridge Loan 2 in the amount of Ten Thousand Dollars ($10,000).

         3. CASH FLOW COVERAGE RATIO. For purposes of calculating the ratio of Cash Flow to Cash Requirements pursuant to Paragraph 13.11 of the Original Loan Agreement, it shall be assumed that the Principal Balance of Bridge Loan 2 is payable in eighty-four (84) equal monthly installments of Forty Seven Thousand Six Hundred Nineteen Dollars Five Cents ($47,619.05) each, with the first monthly installment due and payable on February 15, 2000, and with an additional monthly installment due on the 15th day of each month thereafter.

         4. ADDITIONAL DOCUMENTS. Contemporaneously with the execution of this amendment, Borrower shall deliver to Bank, in form and substance satisfactory to Bank, the following:

            4.1. Bridge Note 2.

            4.2. Amendments of the Commercial Security Agreement and Stock Pledge Agreement executed by Borrower contemporaneously with the Original Loan Agreement.

            4.3. A written opinion of Gleaves, Swearingen, Larsen, Potter,
Scott & Smith, LLP, counsel for Borrower, dated as of the date of this amendment and addressed to Bank.


            4.4. Any other documents that Bank may reasonably request.

         5. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this amendment, Borrower and Guarantor represent and warrant to Bank that:

            5.1. All representations and warranties of Borrower contained in the Original Loan Agreement continue to be true and complete as of the date of this amendment.



Page 4-FIRST AMENDMENT OF LOAN AGREEMENT

            5.2. No Event of Default has occurred or is continuing, and no event has occurred and is continuing that, with the giving of notice or the passage of time, or both, would be an Event of Default under the Agreement.

            5.3. No material adverse change has occurred in the financial condition or business of Borrower since the date of the Original Loan Agreement.

            5.4. Borrower's execution, delivery and performance of this amendment and all documents executed pursuant to this amendment have been duly authorized by all necessary action, do not contravene any Law binding on it or its organizational documents, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

            5.5. This amendment and all documents executed pursuant to this amendment are, and when delivered will be, valid, binding and enforceable in accordance with their respective terms.

         6. COUNTERPARTS; EXECUTION BY FACSIMILE. This amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument. Delivery of an executed copy of this amendment by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this amendment on the date of such communication by the parties so delivering such a copy. The party so delivering such a copy via electronic communication shall deliver an executed original of this amendment to the other party within one week of the date of delivery of the copy sent via electronic communication.

         7. EFFECT. Except as specifically modified by this amendment, or any document executed pursuant to this amendment, the Loan Documents remain in full force and effect.











Page 5-FIRST AMENDMENT OF LOAN AGREEMENT

         8.  DISCLOSURE.  UNDER  OREGON  LAW,  MOST  AGREEMENTS,   PROMISES  AND
COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BANK TO BE ENFORCEABLE.

   DATED as of January 3, 2000.

OBIE MEDIA CORPORATION                      PHILBIN & COINE, INC.

By:                                         By:
   -------------------------------             -------------------------------
   Brian Obie, President                       Wayne P. Schur, President


OBIE MEDIA LTD.                             U. S. BANK NATIONAL ASSOCIATION

By:                                         By:
   -------------------------------             -------------------------------
   Brian Obie, President                       Larry Johnson, Vice President


















Page 6-FIRST AMENDMENT OF LOAN AGREEMENT

                FIRST AMENDMENT OF COMMERCIAL SECURITY AGREEMENT


PARTIES:

         OBIE MEDIA CORPORATION, an Oregon corporation

         OBIE MEDIA LTD., a British Columbia corporation

         PHILBIN & COINE, INC., a New York corporation

         U. S. BANK NATIONAL ASSOCIATION, a national banking association


RECITALS:

         A. On September 1, 1998, the parties entered into a certain Commercial Security Agreement (the Original Security Agreement). Except as specifically set forth in this amendment, all capitalized terms have the meanings assigned in the Original Security Agreement.

         B. Contemporaneously with the execution of this amendment, the parties are executing a first amendment of the Loan Agreement.


AGREEMENTS:

         1. DEFINITIONS. The following definition in Paragraph 1 of the Original Security Agreement is revised to read as follows:

                           "Note" means one or more of (a) the  Revolving  Note,
                  Term Note A, the MO Partners Note and Bridge Note 2 (as those terms are defined in the Loan Agreement), (b) any other promissory note now or hereafter delivered to Lender in connection with the Loan Agreement, (c) any other promissory note now or hereafter delivered to Lender in connection with any other Indebtedness, (d) any promissory note substituted for one or more of them, and (e) any document evidencing a renewal, extension or modification of one or more of them.

         2. COUNTERPARTS; EXECUTION BY FACSIMILE. This amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which together constitute one and the same instrument. Delivery of an executed copy of this amendment by telecopy, telex or other means of electronic communication producing a printed copy will be deemed to be an execution and delivery of this amendment on the date of such communication by the

Page 1-FIRST AMENDMENT OF COMMERCIAL SECURITY AGREEMENT parties so delivering such a copy. The party so delivering such a copy via electronic communication shall deliver an executed original of this amendment to the other party within one week of the date of delivery of the copy sent via electronic communication.

         3. EFFECT. Except as specifically modified by this amendment, the Original Security Agreement remains in full force and effect.


         DATED as of January 3, 2000.

OBIE MEDIA CORPORATION                      PHILBIN & COINE, INC.

By:                                         By:
   -------------------------------             -------------------------------
   Brian Obie, President                       Wayne P. Schur, President


OBIE MEDIA LTD.                             U. S. BANK NATIONAL ASSOCIATION

By:                                         By:
   -------------------------------             -------------------------------
   Brian Obie, President                       Larry Johnson, Vice President






Page 2-FIRST AMENDMENT OF COMMERCIAL SECURITY AGREEMENT